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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS
                                                                  March 13, 2001

The Board of Directors
Mobile PET Systems, Inc.
2150 West Washington Street, Suite 110
San Diego, California 92110


           As the independent public accountants for Mobile PET Systems, Inc., we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mobile PET of our report dated September 17, 2000 (except for note 14, as to which the date is September 21, 2000, regarding the June 30, 2000 and 1999, consolidated financial statements which appeared in Mobile PET's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, dated and filed with the Commission on October 11, 2000. We also consent to the incorporation by reference in this Registration Statement of our report dated November 8, 2000, which appears in Mobile PET's Quarterly Report on Form 10-QSB for the fiscal quarterly period ended September 30, 2000, dated and filed on November 14, 2000, and to our report dated February 15, 2001, which appears in Mobile PET's Quarterly Report on Form 10-QSB/A for the fiscal quarterly period ended December 31, 2000, dated and filed on February 23, 2001. We also consent to all other references to our company included in this Registration Statement.

                                                         /s/  Peterson & Co.
                                                         Peterson & Co.

Peterson & Co.
3655 Nobel Drive, Suite 500
San Diego, CA  92122-1089

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